Exhibit 99.1


ASBURY
AUTOMOTIVE GROUP


                       ASBURY AUTOMOTIVE GROUP REPORTS
                    RECORD FIRST-QUARTER FINANCIAL RESULTS

Stamford, CT - April 25, 2002 - Asbury Automotive Group, Inc. (NYSE: ABG), a specialty retailer and one of the largest automotive retailers in the U.S., today reported record financial results for the first quarter ended March 31, 2002.

In Asbury's first reporting period since its initial public offering in mid-March, the company announced net income for the quarter of $11.3 million, or $0.33 per share. The results include a pro forma tax provision as if the company were a public "C" corporation for the full quarter. The results also exclude a non-recurring deferred income tax provision required by FASB 109 related to Asbury's change in tax status from a limited liability company to a "C" corporation. On a GAAP basis, including the non-recurring deferred income tax provision, the company had net income of $5.2 million and earnings per share of $0.17.

"We are pleased to announce results above analysts' original expectations in our first quarterly report as a public company," said Kenneth B. Gilman, President and CEO. "Asbury's operating results were strong, reflecting an overall increase in gross profit to 16.1% of revenues in the first quarter this year from 15.6% last year. The strength and consistency of our business model, as we described during our road show, continues to be reflected in our financial results. Our luxury and mid-line import brand mix, customer focus and strong platform performance all contributed to an excellent quarter."

Financial highlights for the quarter included:

     o The company's total revenues for the quarter were about $1.1 billion, up 8 percent from a year ago.

     o New vehicle retail sales rose 11 percent, and new vehicle retail gross profit increased 14 percent.

     o Used vehicle retail sales were up 4 percent, with related gross profit rising 7 percent.

     o Parts, service and collision repair revenues increased 8 percent and gross profits increased 9 percent.

     o Net finance and insurance (F&I) revenue and gross profit were both up 14 percent from a year ago while F&I per vehicle retailed rose 11 percent to $709.

     o Same-store retail sales (excluding fleet and wholesale business) were up 2 percent, while same-store gross profits, the Company's preferred productivity metric, increased 4 percent.

     o Income from operations rose to $33.1 million, including $0.5 million of one-time IPOrelated compensation expenses and $1.1 million of start-up expenses related to our Price 1 used car pilot program. Also, goodwill amortization in the first quarter of 2001 was $2.5 million, while amortization of goodwill in this year's first quarter was eliminated pursuant to SFAS No. 142.

     o Total interest expense for the quarter was 34% lower than last year, reflecting the current lower interest rate environment.

     o Earnings before tax grew to $18.8 million, a 55% increase over the first quarter of 2001 (adjusted for the elimination of goodwill amortization).

     o Mainly as a result of its IPO last month, the Company reduced its debt by approximately $52 million during the quarter.


Mr. Gilman also noted that the company is comfortable with the current analysts' consensus estimate range for 2002 net earnings per share of $1.54 - $1.56, as well as the secondquarter consensus estimate of $0.38 per share.


Asbury will host a conference call to discuss the quarterly results later this morning, at 10:00 a.m. Eastern Daylight Time. The conference will be webcast live on the Internet and can be accessed by logging onto www.asburyauto.com. In addition, a live audio of the call will be accessible to the public by calling (800) 811-8830. International callers, please dial (913) 981-4904. Callers should dial in approximately 10 minutes before the call begins. A conference call replay will be available from 1:00 p.m. (EDT), April 25 through midnight, Thursday, May 2 and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457- 0820 (international); confirmation code - 547185.


About Asbury Automotive Group

Asbury Automotive Group, Inc. (www.asburyauto.com), headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2001 revenues of $4.3 billion. Built through a combination of organic growth and a series of strategic acquisitions over the past six years, Asbury now operates through nine geographically concentrated, individually branded "platforms". These platforms operate 91 retail auto stores, encompassing 127 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading U.S. public automotive retailers. The company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.


Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product development and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the company's relationships with vehicle manufacturers and other suppliers, risks associated with the company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees the company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the company's registration statement on Form S-1. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                    # # #

           ITEMS TO CONSIDER WHEN READING OUR FINANCIAL INFORMATION

o In connection with its initial public offering (IPO) on March 14, 2002, the Company paid down debt of approximately $50 million.

o In connection with the Company's conversion from a limited liability company to a corporation, and in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, the Company recorded a one-time, non-recurring charge of $11.6 million related to the establishment of a net deferred tax liability associated with the difference between the financial statement and tax basis of the assets and liabilities of the Company at the conversion date. In addition, the Company has presented a pro forma tax provision for the quarter ended March 31, 2002 as if it was a corporation for the entire quarter and assumes that all shares were outstanding for the full quarter.

o During the first quarter of 2002, the Company divested of two dealerships (one in Oregon and the other in North Carolina). In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, these dealerships are treated as discontinued operations for each of the periods presented. Included in the discontinued operations line are the results of operations of these dealerships for both periods as well as the net gain on the sales in the current period.

o The provisions of SFAS No. 142 eliminated the amortization of the goodwill component of an acquisition price over the estimated useful life of the acquisition. SFAS No. 142 applied immediately to all acquisitions completed after June 30, 2001 and all remaining goodwill would be amortized until December 31, 2001. The Company's statement of income for the quarter ended March 31, 2001 included approximately $2.5 million of pre-tax goodwill amortization.

o Included in our selling, general and administrative (SG&A) expenses for the quarter ended March 31, 2002 are one-time IPO related compensation expenses of $0.5 million as well as $1.1 million of expenses associated with the start-up of our Price 1 used car pilot program.

o    Pro forma earnings per share (EPS) amounts for the quarter ended
     March 31, 2002 reflect the 4.5 million incremental shares issued in connection with the IPO as if the IPO was consummated on January 1, 2002 as well as the 29.5 million shares issued upon the conversion from a limited liability company to a corporation. Pro forma EPS figures have not been presented for the prior quarter (and are not required) as the Company believes changes in the Company's tax status cause an inequitable comparison.